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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the

                       Securities and Exchange Act of 1934

         Date of Report (Date of earliest reported event): March 5, 2004

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                           INNOVATIVE COMPANIES, INC.
               (Exact name of registrant as specified in charter)

         Florida                       001-16185                 59-2600232
     (State or other                  (Commission              (IRS Employer
jurisdiction of incorporation)        File Number)           Identification No.)

       6950 Bryan Dairy Road, Largo, Florida                        33777
      (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (727) 544-8866

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ITEM 5. OTHER EVENTS.

     On March 5, 2004, Innovative Companies, Inc. ("the Company") entered into a Securities Purchase Agreement (the "Purchase Agreement"), with Midsummer Capital Ltd. and Omicron Master Trust (collectively the "Purchasers"), under which the Company issued and sold to the Purchasers in a private placement (i) $5.0 million of Series B Preferred Stock that is convertible into shares of common stock of the Company ("Series B") at a conversion price of $6.00 per share; and
(ii) warrants to purchase 131,250 shares of common stock at $6.29 and 131,250 shares of common stock at $6.57.

The Series B

     The aggregate stated value of the Series B is $5,000,000. Dividends on the Series B are payable quarterly on March 1, June 1, September 1 and December 1 and may be paid, at the Company's option, in (i) cash, or (ii) upon 20 days notice, in shares of common stock valued at 95% of the average of the 20 days volume weighted average price immediately prior to the dividend. The Purchasers are entitled to receive cumulative dividends at the rate of 6% per annum until the third anniversary, 8% per annum from the third until the fourth anniversary of the issue date, 11% per annum from the fourth until the fifth anniversary of the issue date and 14% per annum thereafter. The Company may force the Purchasers to convert the Series B if the volume weighted average price for 10 consecutive trading days exceeds 250% of $6.00. The Company may redeem the Series B at any time from the third anniversary until the fourth at a rate of 120%, from the fourth anniversary until the fifth at a rate of 110% and from the fifth anniversary until the sixth at a rate of 105%.

Other Terms

     The Purchasers are not permitted to convert and/or exercise the Series B, or warrants into shares of common stock if such conversion/and or exercise would give the Purchasers beneficial ownership of more than 4.99% of the outstanding shares of common stock of the Company.

     In addition, the Purchasers have registration rights for the common stock underlying the above-referenced securities.

     The terms Series B and the other terms of this financing are complex. This summary of the terms is general in nature and is qualified by reference to the actual agreements attached as exhibits to the Company's filings with the SEC. Stockholders desiring a more complete understanding of these securities are urged to refer to such exhibits.

     The issuance of the above-referenced securities were exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

     The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the transaction documents attached as exhibits to this Form 8-K.

     The Company issued a press release on March 11, 2004 announcing the transaction described above which is also attached hereto as Exhibit 99.1.

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ITEM 7. Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

Exhibit
Number      Description

4.1         Securities Purchase Agreement dated as of March 5, 2004.

4.2         Registration Rights Agreement dated as of March 5, 2004.

4.3         Certificate of Designation of Series B

4.4         Form of Common Stock Purchase Warrant dated as March 5, 2004.

99.1        Press release

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INNOVATIVE COMPANIES, INC.
Date: March 12, 2004                      /s/ Mihir K. Taneja
                                          Mihir K. Taneja,

                                          Chief Executive Officer
                                          /s/ Carol Dore-Falcone
                                          Carol Dore-Falcone,

                                          Vice President and Chief Financial
                                           Officer

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